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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (i) on Form S-3 (Nos. 333-163914 and 333-167599) of SL Green Realty Corp. and in the related Prospectuses; (ii) on Form S-8 (No. 333-143721) pertaining to the Stock Option and Incentive Plans of SL Green Realty Corp., and (iii) on Form S-8 (No. 333-148973) pertaining to the 2008 Employee Stock Purchase Plan of SL Green Realty Corp., of our report dated March 13, 2012 with respect to the consolidated financial statements and schedules of SL Green Operating Partnership, L.P., our report dated February 16, 2010 with respect to the consolidated financial statements of Rock-Green, Inc., and our report dated February 2, 2011 with respect to the consolidated financial statements of 1515 Broadway Realty Corp., included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

New York, New York	/s/ Ernst & Young LLP
March 13, 2012

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm